Exhibit 5

[ChuoAoyama PricewaterhouseCoopers letterhead]

CONSENT OF CHUOAOYAMA PRICEWATERHOUSECOOPERS

We hereby consent to the inclusion of our report dated June 24, 2005 in the Annual Report on Form 18-K of Development Bank of Japan for the year ended March 31, 2005 and to the reference to us under the heading “Financial Statements of Development Bank of Japan” in such report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement on Schedule B of Development Bank of Japan.

January 18, 2006

ChuoAoyama PricewaterhouseCoopers

Independent Certified Public Accountants

/s/ CHUOAOYAMA PRICEWATERHOUSECOOPERS